                                                                    EXHIBIT 99.1

[GAYLORD ENTERTAINMENT LOGO]


                    GAYLORD ENTERTAINMENT CO. REPORTS STRONG
                             SECOND QUARTER EARNINGS

    STRONG OPERATING PERFORMANCE ACROSS BUSINESS SEGMENTS DRIVES 13.2 PERCENT INCREASE IN REVENUE AND 33.7 PERCENT INCREASE IN CONSOLIDATED CASH FLOW


NASHVILLE, Tenn. (July 28, 2005) -- Gaylord Entertainment Co. (NYSE: GET) today reported its financial results for the second quarter of 2005.

For the second quarter ended June 30, 2005:

    o Consolidated revenues increased 13.2 percent to $228.8 million from $202.1 million in the same period last year. Results were impacted favorably by strong hospitality segment performance.

    o Net loss was $0.4 million, or a loss of $0.01 per share, which is an improvement from the prior year's quarter loss of $22.6 million, or a loss of $0.57 per share. Net loss in the second quarter 2005 was affected by a $3.6 million pre-tax net unrealized gain in the value of the company's Viacom stock investment and related derivatives, compared to a pre-tax net unrealized loss of $25.5 million in the second quarter of 2004.

    o Hospitality segment total revenue grew 15.4 percent to $147.7 million, compared to $128.0 million in the prior-year quarter, due to a significant improvement at the Gaylord Texan and overall strong results from both the Gaylord Opryland and the Gaylord Palms.

    o ResortQuest revenue per available room(1) ("RevPAR") increased 3.1 percent to $80.04 in the second quarter of 2005 compared to the same period last year.

    o Adjusted EBITDA(2) in the second quarter was $33.7 million compared to $19.4 million in the prior-year quarter.

    o Consolidated Cash Flow(3) ("CCF") increased 33.7 percent to $37.3 million in the quarter, compared to $27.9 million in the prior-year quarter.



"The second quarter represents another outstanding performance for Gaylord Entertainment, driven by robust rate and occupancy from our hospitality segment," said Colin V. Reed, chairman and chief executive officer of Gaylord Entertainment. "In the quarter, we continued our strong momentum in the hospitality segment, generating higher network-wide revenues and strong margin performance at all of our destinations, most notably the Gaylord Texan. Three years of laying the strong foundation for our hospitality brand by demanding the highest standards have come to fruition as reflected by these results. As we invest in and cultivate our ResortQuest subsidiary, we are confident that our shareholders will see comparable results as we extend our brand-building strategy to the vacation rental market."

SEGMENT OPERATING RESULTS

HOSPITALITY

Key components of the company's hospitality segment performance in the second quarter of 2005 include:

    o Gaylord Hotels Total RevPAR(4) increased 15.1 percent to $266.08, compared to second quarter 2004; revenue per available room(1) ("RevPAR") increased 9.5 percent to $115.30, compared to the prior-year quarter.

    o CCF increased 34.0 percent to $40.6 million for the second quarter of 2005 compared to $30.3 million for the second quarter of 2004. CCF margins for the hospitality segment increased 3.8 percentage points to
          27.5 percent for the second quarter from 23.7 percent in the prior-year quarter.

    o Gaylord Hotels, excluding Gaylord National, booked net definite room nights of 296,000 in the second quarter of 2005, bringing the 2005 year-to-date figure to 460,000. Gaylord National booked 93,000 net definite room nights in the second quarter of 2005, bringing total net definite room nights to 228,000.


"Total RevPAR growth outpaced RevPAR growth for the fifth consecutive quarter, demonstrating the strength of our hospitality strategy," said Reed. "Additionally in the second quarter, average daily rate ("ADR") gains outpaced occupancy gains in driving RevPAR growth for the network overall. Taken together, these metrics illustrate our success at attracting high-value customers and driving 'outside the room' revenue. Going forward, we will continue to execute our proven strategy to drive both inside and outside the room revenue through our superior entertainment and dining offerings."


At the property level, Gaylord Palms posted a strong performance this quarter in CCF growth driven by a significant increase in ADR. ADR was up 6.5 percent to $173.26 compared to $162.61 in the prior-year quarter. Occupancy was slightly down to 76.5 percent compared to 77.3 percent a year ago. The significant increase in ADR coupled with a marginal occupancy decrease resulted in strong RevPAR growth of 5.5 percent to $132.60 in the second quarter of 2005 from $125.71 in the prior-year quarter. A solid increase in food and beverage spending from group attendees drove a 14.3 percent increase in Total RevPAR to $345.76 in the second quarter of 2005 versus $302.56 in the prior-year quarter. CCF increased 27.6 percent to $13.4 million compared to $10.5 million in the prior-year quarter, resulting in a CCF margin of 30.2 percent, a 3.1 percentage point increase over the second quarter of 2004.


The Gaylord Opryland generated RevPAR of $108.69 in the second quarter of 2005 versus $109.03 in the prior-year period, a marginal decrease of 0.3 percent. RevPAR decreased due to an ADR decline of 1.2 percent to $141.24 in the second quarter of 2005 compared to $143.00 in the prior-year quarter. Occupancy increased by 0.8 percentage points to 77.0 percent. Total RevPAR grew 6.2 percent to $226.38 in the second quarter of 2005 compared to $213.20 in the prior-year quarter, due to an increase in food and beverage and other ancillary revenues. CCF was in line with last year's results at $15.9 million versus $16.1 million in the second quarter 2004. CCF margin declined 1.8 percentage points to
26.9 percent in the second quarter of 2005. Gaylord Opryland's financial performance in the second quarter was impacted by the commencement in May 2005 of a multi-year room refurbishment program, which removed 120 rooms from available inventory. This refurbishment program is expected to be completed by December 2007.


For the Gaylord Texan, RevPAR and Total RevPAR increased significantly in the second quarter of 2005 versus the prior-year quarter due to increased occupancy and a better mix of higher quality groups. Occupancy increased 11.7 percentage points in the second quarter of 2005 to 75.7 percent with ADR increasing 18.6 percent from the prior-year period to $161.01. RevPAR increased 40.2 percent to $121.84 from $86.91 in the second quarter of 2004. Total RevPAR at the Gaylord Texan was $305.34 in the second quarter of 2005, an increase of 32.7 percent from $230.16 in the prior-year quarter. CCF increased to $10.7 million from $3.2 million in the second quarter of 2005, resulting in a CCF margin of 25.5 percent, a 15.4 percentage point increase over the second quarter of 2004.


"Our success with the Texan, as it entered its second year of operation, has further demonstrated the strength of our rotational strategy," said Reed. "In addition, the Gaylord Hotels brand, which represents the highest standards of performance and customer service, continues to strengthen with each new property. This success gives us the confidence to pursue additional opportunities to expand our network of meetings-focused hotels."


"While our same-store advance bookings are lower than the record levels achieved in 2004, we remain on track to accomplish our 1.3 to 1.4 million room night guidance," continued Reed. "Also, construction of the Gaylord National, our Washington, D.C. area hotel, continues to progress with advance bookings exceeding our expectations. Excitement is clearly building among our meeting planners and our customer base for its scheduled opening in the first quarter of 2008."



RESORTQUEST

ResortQuest second quarter 2005 revenues were $62.3 million compared to $57.2 million in second quarter 2004. Second quarter 2005 operating loss was $1.4 million compared to operating income of $1.0 million in the second quarter 2004. ResortQuest CCF decreased to $1.6 million for the period versus $4.9 million in the second quarter of 2004. Second quarter 2005 results included increased reinvestment in brand-building initiatives, such as technology, marketing and organizational improvements. In addition, the timing of the Easter holiday period, a strong vacation travel period, shifted from the second quarter 2004 to the first quarter 2005 making comparisons less favorable.



"As we have said before, the turnaround of ResortQuest continues to make progress," said Reed. "The second quarter saw the company make substantial investments in human capital, in technology infrastructure, and in marketing initiatives to propel the brand forward."



Second quarter 2005 RevPAR increased to $80.04, or 3.1 percent over second quarter 2004. ADR increased 8.6 percent to $162.47 from $149.59 in the second quarter of 2004, while occupancy decreased 2.6 percentage points to 49.3 percent. ResortQuest had 18,798 units under exclusive management at the end of the second quarter of 2005.

By the end of the second quarter, over 90 percent of ResortQuest units damaged in last summer's Florida hurricanes had been returned to service.



On June 1, 2005, Gaylord Entertainment completed its purchase of the Aston Waikiki Beach Hotel in Honolulu, Hawaii for $107 million. Simultaneously, Gaylord Entertainment completed the sale of an 80.1 percent interest in the hotel to a private real estate fund managed by DB Real Estate Opportunities Group. ResortQuest will continue to manage the hotel under a new 20-year management agreement, and the company will account for its 19.9 percent ownership interest in the hotel under the equity method of accounting.

 "The foundation for the brand is taking shape," continued Reed. "In late 2005 and early 2006, we expect to roll out a newly-designed, industry-leading web site and comprehensive enterprise property management system. Once our technology systems have been fully rolled out and the Total Satisfaction Guarantee implemented throughout the business, we expect this brand to emerge and create significant value for our shareholders."



OPRY AND ATTRACTIONS

Opry and Attractions segment revenues increased to $18.7 million in the second quarter of 2005 compared to $16.8 million in the second quarter of 2004. Opry and Attractions reported operating income of $2.2 million for the period compared to an operating loss of $0.4 million in the second quarter of 2004. CCF improved by 51.1 percent to $3.2 million in the second quarter 2005 from $2.1 million in the prior-year quarter. Revenue and CCF gains in the second quarter were due to the Opry's solid financial performance compared to last year. The Opry benefited from an increase in show attendance and from the continued strategy of broadening the reach of the Opry brand through increased sponsorship, licensing and merchandising opportunities.


"We are excited that the Grand Ole Opry is entering its 80th anniversary season. We plan to commemorate this momentous occasion with a celebration in Nashville and by producing an event this November at Carnegie Hall in New York City," said Reed. "We are also taking the Grand Ole Opry signature blend of authentic American music directly to our fans through a summer tour. People will get to experience the timeless nature of the Opry's music in the comfort of their neighborhood music hall. 'An Evening with the Grand Ole Opry' national tour began on May 28, 2005 and will continue into 2006."



CORPORATE AND OTHER

Corporate and Other operating loss totaled $10.1 million for the second quarter of 2005, compared to an operating loss of $11.6 million for the second quarter of 2004. Corporate and Other operating losses in the second quarter 2005 and 2004 included non-cash charges of $1.1 million and $1.4 million, respectively. Non-cash charges include items such as depreciation and amortization, and, for the second quarter of 2004, the non-cash portion of the Naming Rights Agreement expense. Corporate and Other CCF improved to a loss of $8.2 million in the second quarter of 2005 compared to a loss of $9.4 million in the second quarter of 2004.

BASS PRO SHOPS

In the second quarter, Bass Pro restated its previously issued historical financial statements to reflect certain non-cash changes, which resulted primarily from a change in the manner in which Bass Pro accounts for its long-term leases. In response to a February 7, 2005 letter issued by the Office of the Chief Accountant of the Securities and Exchange Commission to the American Institute of Certified Public Accountants, a number of companies (including Bass Pro), primarily in the retail industry, have reviewed their lease accounting practices and restated their historical financial statements to conform with generally accepted accounting principles in the U.S. ("GAAP"). Gaylord Entertainment has reflected its share of Bass Pro's restatement as a one-time adjustment to the company's results for the second quarter 2005, which reduced Gaylord's equity in Bass Pro earnings by $1.7 million. Including this one-time adjustment, Gaylord's equity income from its investment in Bass Pro, for the quarter ended June 30, 2005, was a loss of $1.7 million.

Bass Pro currently operates 26 stores and has stated that it plans to add 16 stores over the next two years.



LIQUIDITY

At June 30, 2005, the company had long-term debt outstanding (including current portion) of $583.1 million and unrestricted and restricted cash and short term investments of $109.2 million. The company also had a $600 million credit facility which remains undrawn, aside from $17.7 million in letters of credit that are currently outstanding under the facility.



OUTLOOK

The following outlook is based on current information as of July 28, 2005. The company does not expect to update guidance until next quarter's earnings release. However, the company may update its full business outlook or any portion thereof at any time for any reason.


"We are making significant progress in growing our business, both our hospitality and ResortQuest segments, as we continue to work very hard at laying the foundation of the brands that will create value for years to come," said Reed.


"Our hospitality business continues to benefit from increased occupancy of higher-value customers allowing us to remain on track for another year of solid growth. However, two factors, one planned and one unplanned, continue to affect our ResortQuest business. As we previously noted, we will continue to invest substantially in improving ResortQuest's technology infrastructure and marketing initiatives. On July 10th, Hurricane Dennis hit northwest Florida and affected ResortQuest's operations and customer demand during its peak summer beach season
- and also came at a time when the northwest Florida operations were completing the recovery from an unprecedented 2004 hurricane season. The impact of this rare July hurricane

(only the second hurricane since 1900 to hit northwest Florida in July) has led us to decide that we should reduce 2005 guidance for consolidated revenues and Consolidated Cash Flow," concluded Reed.





                                                                       2005                          2005
                                                                       PRIOR                       REVISED
---------------------------------------------------------------------------------------------------------------------
CONSOLIDATED REVENUE                                            $870 - 900 Million            $860 - 890 Million

CONSOLIDATED CASH FLOW
              Gaylord Hotels                                    $135 - 142 Million            $135 - 142 Million
              ResortQuest                                        $20 - 25 Million              $12 - 20 Million
              Opry and Attractions                                $7 - 10 Million              $7 - 10 Million
              Corporate and Other                               $(30 - 35 Million)            $(30 - 35 Million)
                                                           ----------------------------------------------------------
              Consolidated CCF                                  $132 - 142 Million            $124 - 137 Million

GAYLORD HOTELS ADVANCE BOOKINGS                                  1.3 - 1.4 Million            1.3 - 1.4 Million
GAYLORD HOTELS REVPAR                                                 7% - 9%                      7% - 9%
GAYLORD HOTELS TOTAL REVPAR                                          9% - 11%                      9% - 11%


WEB CAST AND REPLAY

Gaylord Entertainment will hold a conference call to discuss this release today at 10 a.m. ET. Investors can listen to the conference call over the Internet at www.gaylordentertainment.com. To listen to the live call, please go to the Investor Relations section of the Web site (Investor Relations/Presentations, Earnings, and Webcasts) at least 15 minutes prior to the call to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be made available shortly after the call and will run for 30 days.

ABOUT GAYLORD ENTERTAINMENT
Gaylord Entertainment (NYSE: GET), a leading hospitality and entertainment company based in Nashville, Tenn., owns and operates three industry-leading brands - Gaylord Hotels (www.gaylordhotels.com), its network of upscale, meetings-focused resorts, ResortQuest (www.resortquest.com), the nation's largest vacation rental property management company, and the Grand Ole Opry (www.opry.com), the weekly showcase of country music's finest performers for 80 consecutive years. The company's entertainment brands and properties include the Radisson Hotel Opryland, Ryman Auditorium, General Jackson Showboat, Springhouse Links, Wildhorse Saloon, and WSM-AM. For more information about the company, visit www.gaylordentertainment.com.


This press release contains statements as to the company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the timing of the opening of new facilities, costs associated with developing new hotel facilities, business levels at the company's hotels, risks associated with ResortQuest's business and the company's ability to successfully integrate and achieve operating efficiencies at

ResortQuest, and the ability to obtain financing for new developments. The company's ability to achieve forecasted results for its ResortQuest business depends upon levels of occupancy at ResortQuest units under management and returning damaged units to service on a timely basis. In the hospitality segment, the company's ability to continue to improve occupancy levels and operating efficiencies at its new Gaylord Texan Resort will be an important factor in 2005. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the company with the Securities and Exchange Commission. The company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

(1)The company calculates revenue per available room ("RevPAR") for its hospitality segment by dividing room sales by room nights available to guests for the period. The company calculates revenue per available room ("RevPAR") for its ResortQuest segment by dividing gross lodging revenues by room nights available to guests for the period. Our ResortQuest segment revenue represents a portion of the gross lodging revenues based on the services provided by ResortQuest. ResortQuest segment revenue and operating expenses include certain reimbursed management contract expenses incurred in the period of $10.3 million and $9.9 million for the three months ended June 30, 2005 and 2004, respectively.


(2)Adjusted EBITDA (defined as earnings before interest, taxes, depreciation, amortization, as well as certain unusual items) is used herein because we believe it allows for a more complete analysis of operating performance by presenting an analysis of operations separate from the earnings impact of capital transactions and without certain items that do not impact our ongoing operations such as the effect of the changes in fair value of the Viacom stock we own and changes in the fair value of the derivative associated with our secured forward exchange contract and gains on the sale of assets. In accordance with generally accepted accounting principles, the changes in fair value of the Viacom stock and derivatives are not included in determining our operating income (loss). The information presented should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (such as operating income, net income, or cash from operations), nor should it be considered as an indicator of overall financial performance. Adjusted EBITDA does not fully consider the impact of investing or financing transactions, as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of our results of operations. Our method of calculating adjusted EBITDA may be different from the method used by other companies and therefore comparability may be limited. A reconciliation of adjusted EBITDA to net income is presented in the Supplemental Financial Results of this release.

(3)As noted in footnote 2 above, adjusted EBITDA is used herein as essentially operating income plus depreciation and amortization. Consolidated Cash Flow (which is used in this release as that term is defined in the Indentures governing the Company's 8% and 6.75% senior notes) also excludes the impact of pre-opening costs, the non-cash portion of the naming rights and Florida ground lease expense, impairment and other charges, non-recurring ResortQuest integration charges which when added to other expenses related to the merger do not exceed $10 million, the non-cash gain on the sale of the songs.com domain name, the Ryman Auditorium parking lot and other fixed assets and adds (subtracts) other gains (losses). The Consolidated Cash Flow measure is one of the principal tools used by management in evaluating the operating performance of the company's business and represents the method by which the Indenture calculates whether or not the company can incur additional indebtedness (for instance in order to incur certain additional indebtedness, Consolidated Cash Flow for the most recent four fiscal quarters as a ratio to debt service must be at least 2 to 1). The calculation of these amounts as well as a reconciliation of those amounts to net income or segment operating income is included as part of the Supplemental Financial Results contained in this press release.

(4)The company calculates total revenue per available room ("Total RevPAR") by dividing the sum of room sales, food & beverage, and other ancillary services revenue by room nights available to guests for the period.


INVESTOR RELATIONS CONTACTS:                          MEDIA CONTACTS:
----------------------------------------------------- -------------------------------------------------------------
David Kloeppel, CFO                                   Greg Rossiter, VP Corporate Communications
----------------------------------------------------- -------------------------------------------------------------
Gaylord Entertainment                                 Gaylord Entertainment
----------------------------------------------------- -------------------------------------------------------------
(615) 316-6101                                        (615) 316-6302
----------------------------------------------------- -------------------------------------------------------------
dkloeppel@gaylordentertainment.com                    grossiter@gaylordentertainment.com
----------------------------------------------------- -------------------------------------------------------------
~OR~                                                  ~OR~
----------------------------------------------------- -------------------------------------------------------------
Key Foster, VP Treasury                               Elliot Sloane
----------------------------------------------------- -------------------------------------------------------------
& Investor Relations                                  Sloane & Company
----------------------------------------------------- -------------------------------------------------------------
Gaylord Entertainment                                 (212) 446-1860
----------------------------------------------------- -------------------------------------------------------------
(615) 316-6132                                        esloane@gaylordentertainment.com
----------------------------------------------------- -------------------------------------------------------------
kfoster@gaylordentertainment.com
----------------------------------------------------- -------------------------------------------------------------
~OR~
----------------------------------------------------- -------------------------------------------------------------
Monica Huang
----------------------------------------------------- -------------------------------------------------------------
Sloane & Company
----------------------------------------------------- -------------------------------------------------------------
(212) 446-1874
----------------------------------------------------- -------------------------------------------------------------
mhuang@sloanepr.com
----------------------------------------------------- -------------------------------------------------------------

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    Unaudited
                      (In thousands, except per share data)



                                                           THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                JUN. 30,                       JUN. 30,
                                                       ------------------------        ------------------------
                                                          2005          2004              2005        2004
                                                       ------------------------        ------------------------
Revenues (a)                                           $  228,762    $  202,071        $  448,072    $  360,954
Operating expenses:
  Operating costs (a)                                     140,493       125,533           277,824       224,389

  Selling, general and administrative (b)                  53,423        52,648           102,262        95,460

  Impairment and other charges                               -            1,212              -            1,212
  Restructuring charges                                      -               78              -               78
  Preopening costs                                          1,173         3,210             2,116        14,016
  Depreciation and amortization                            20,279        20,775            41,297        37,470
                                                       ------------------------        ------------------------
    Operating income (loss)                                13,394        (1,385)           24,573       (11,671)
                                                       ------------------------        ------------------------

Interest expense, net of amounts capitalized              (17,884)      (14,332)          (35,975)      (24,161)
Interest income                                               588           274             1,173           660
Unrealized loss on Viacom stock                           (30,735)      (38,400)          (47,898)      (95,286)
Unrealized gain on derivatives                             34,349        12,943            39,986        57,997
(Loss) income from unconsolidated companies                (1,590)          983              (118)        1,796
Other gains and (losses), net                               2,472           717             4,922         1,637
                                                       ------------------------        ------------------------

    Income (loss) before provision (benefit) from
        income taxes                                          594       (39,200)          (13,337)      (69,028)

Provision (benefit) for income taxes                        1,005       (16,552)           (4,069)      (27,482)
                                                       ------------------------        ------------------------
    Net Loss                                           $     (411)   $  (22,648)       $   (9,268)   $  (41,546)
                                                       ========================        ========================

Loss per share:
    Basic                                              $    (0.01)   $    (0.57)       $    (0.23)   $    (1.05)
                                                       ========================        ========================

    Diluted                                            $    (0.01)   $    (0.57)       $    (0.23)   $    (1.05)
                                                       ========================        ========================

Weighted average common shares for the period:
    Basic                                                  40,158        39,597            40,071        39,528
    Fully-diluted                                          40,158        39,597            40,071        39,528



(a) Includes certain ResortQuest reimbursed management contract expenses incurred in the period of $10,289 and $9,858 for the three months ended June 30, 2005 and 2004, respectively, and $20,216 and $19,574 for the six months ended June 30, 2005 and 2004, respectively.

(b) Includes non-cash lease expense of $1,638 for the three months ended June 30, 2005 and 2004 and $3,276 and $3,275 for the six months ended June 30, 2005 and 2004, respectively, related to the effect of recognizing the Gaylord Palms ground lease expense on a straight-line basis. Also includes non-cash expense of $0 and $224 for the three months ended June 30, 2005 and 2004, respectively, and $64 and $448 for the six months ended June 30, 2005 and 2004, respectively, related to the effect of recognizing the Naming Rights Agreement for the Gaylord Entertainment Center on a straight-line basis.

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                    Unaudited
                                 (In thousands)

                                                                             JUN. 30,                DEC. 31,
                                                                              2005                     2004
                                                                         --------------           ---------------
                                   ASSETS
 Current assets:
       Cash and cash equivalents - unrestricted                          $       21,470           $        45,492
       Cash and cash equivalents - restricted                                    77,702                    45,149
       Short-term investments                                                    10,000                    27,000
       Trade receivables, net                                                    49,414                    30,328
       Deferred financing costs                                                  26,865                    26,865
       Deferred income taxes                                                      8,814                    10,411
       Other current assets                                                      33,919                    28,768
                                                                         --------------           ---------------
                              Total current assets                              228,184                   214,013

 Property and equipment, net of accumulated depreciation                      1,368,674                 1,343,251
 Intangible assets, net of accumulated amortization                              30,716                    25,964
 Goodwill                                                                       180,722                   166,068
 Indefinite lived intangible assets                                              40,315                    40,591
 Investments                                                                    423,030                   468,570
 Estimated fair value of derivative assets                                      223,864                   187,383
 Long-term deferred financing costs                                              44,231                    50,873
 Other long-term assets                                                          22,652                    24,332
                                                                         --------------           ---------------

       Total assets                                                      $    2,562,388           $     2,521,045
                                                                         ==============           ===============




                      LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
       Current portion of long-term debt and capital lease obligations   $          776           $           463
       Accounts payable and accrued liabilities                                 213,127                   168,688
       Current liabilities of discontinued operations                               658                     1,033
                                                                         --------------           ---------------
                              Total current liabilities                         214,561                   170,184

 Secured forward exchange contract                                              613,054                   613,054
 Long-term debt and capital lease obligations, net of current portion           582,329                   575,946
 Deferred income taxes                                                          199,834                   207,062
 Estimated fair value of derivative liabilities                                     274                     4,514
 Other long-term liabilities                                                     82,691                    80,684
 Stockholders' equity                                                           869,645                   869,601
                                                                         --------------           ---------------

       Total liabilities and stockholders' equity                        $    2,562,388           $     2,521,045
                                                                         ==============           ===============

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                         SUPPLEMENTAL FINANCIAL RESULTS
                                    Unaudited
                    (in thousands, except operating metrics)




ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND
AMORTIZATION ("ADJUSTED EBITDA") AND CONSOLIDATED CASH
FLOW (*CCF*) RECONCILIATION:                        THREE MONTHS ENDED JUNE.30                   SIX MONTHS ENDED JUN. 30,
                                          --------------------------------------------- ---------------------- ---------------------
                                                  2005                  2004                   2005                   2004
                                               $       MARGIN       $         MARGIN        $        MARGIN        $       MARGIN
                                          --------------------   ---------------------- ---------------------- ---------------------
Consolidated
  REVENUE                                  $ 228,762    100.0%    $202,071      100.0%    $448,072     100.0%   $ 360,954    100.0%

  NET LOSS                                 $    (411)    -0.2%    $(22,648)     -11.2%    $ (9,268)     -2.1%   $ (41,546)   -11.5%
    Provision (benefit) for income taxes       1,005      0.4%     (16,552)      -8.2%      (4,069)     -0.9%     (27,482)    -7.6%
    Other (gains) and losses, net             (2,472)    -1.1%        (717)      -0.4%      (4,922)     -1.1%      (1,637)    -0.5%
    Loss (income) from unconsolidated
    companies                                  1,590      0.7%        (983)      -0.5%         118       0.0%      (1,796)    -0.5%
    Unrealized gain on derivatives           (34,349)   -15.0%     (12,943)      -6.4%     (39,986)     -8.9%     (57,997)   -16.1%
    Unrealized loss on Viacom stock           30,735     13.4%      38,400       19.0%      47,898      10.7%      95,286     26.4%
    Interest expense, net                     17,296      7.6%      14,058        7.0%      34,802       7.8%      23,501      6.5%
                                          --------------------   ---------------------- ---------------------- ---------------------
  OPERATING INCOME (LOSS)                     13,394      5.9%      (1,385)      -0.7%      24,573       5.5%     (11,671)    -3.2%
    Depreciation & amortization               20,279      8.9%      20,775       10.3%      41,297       9.2%      37,470     10.4%
                                          --------------------   ---------------------- ---------------------- ---------------------
  ADJUSTED EBITDA                             33,673     14.7%      19,390        9.6%      65,870      14.7%      25,799      7.1%
    Pre-opening costs                          1,173      0.5%       3,210        1.6%       2,116       0.5%      14,016      3.9%
    Non-cash lease expense                     1,638      0.7%       1,638        0.8%       3,276       0.7%       3,275      0.9%
    Non-cash naming rights for Gaylord
    Arena                                          -      0.0%         224        0.1%          64       0.0%         448      0.1%
    Impairment and other non-cash charges          -      0.0%       1,212        0.6%           -       0.0%       1,212      0.3%
    Non-recurring ResortQuest integration
    charges (1)                                  390      0.2%       1,475        0.7%       1,468       0.3%       1,906      0.5%
    Other gains and (losses), net              2,472      1.1%         717        0.4%       4,922       1.1%       1,637      0.5%
    Gain on sale of Ryman Auditorium
    parking lot                               (2,077)    -0.9%           -        0.0%      (2,077)     -0.5%           -      0.0%
    Gain on sale of songs.com                      -      0.0%           -        0.0%        (926)     -0.2%           -      0.0%
    Gain on sale of assets                         -      0.0%           -        0.0%        (825)     -0.2%           -      0.0%
                                          --------------------   ---------------------- ---------------------- ---------------------
  CCF                                      $  37,269     16.3%    $ 27,866       13.8%    $ 73,888      16.5%   $  48,293     13.4%
                                          ====================   ====================== ====================== =====================

Hospitality segment
  REVENUE                                  $ 147,678    100.0%    $128,024      100.0%    $290,179     100.0%   $ 223,283    100.0%
  OPERATING INCOME                            22,812     15.4%       9,665        7.5%      43,821      15.1%      11,509      5.2%
    Depreciation & amortization               15,335     10.4%      15,908       12.4%      31,179      10.7%      27,369     12.3%
    Pre-opening costs                          1,173      0.8%       3,210        2.5%       2,116       0.7%      14,016      6.3%
    Non-cash lease expense                     1,638      1.1%       1,638        1.3%       3,276       1.1%       3,275      1.5%
    Other gains and (losses), net               (348)    -0.2%        (113)      -0.1%        (336)     -0.1%        (111)     0.0%
                                          --------------------   ---------------------- ---------------------- ---------------------
  CCF                                      $  40,610     27.5%    $ 30,308       23.7%    $ 80,056      27.6%   $  56,058     25.1%
                                          ====================   ====================== ====================== =====================
ResortQuest segment
  REVENUE                                  $  62,268    100.0%    $ 57,197      100.0%    $126,073     100.0%   $ 108,148    100.0%
  OPERATING (LOSS) INCOME                     (1,426)    -2.3%         964        1.7%         666       0.5%       2,855      2.6%
    Depreciation & amortization                2,731      4.4%       2,389        4.2%       5,505       4.4%       4,915      4.5%
    Non-recurring ResortQuest integration
    charges (1)                                  390      0.6%       1,475        2.6%       1,468       1.2%       1,906      1.8%
    Other gains and (losses), net                (58)    -0.1%          29        0.1%         (56)      0.0%          56      0.1%
                                          --------------------   ---------------------- ---------------------- ---------------------
CCF                                        $   1,637      2.6%    $  4,857        8.5%    $  7,583       6.0%   $   9,732      9.0%
                                          ====================   ====================== ====================== =====================


Opry and Attractions segment
  REVENUE                                  $  18,688    100.0%    $ 16,772      100.0%    $ 31,545     100.0%   $  29,397    100.0%
  OPERATING INCOME (LOSS)                      2,153     11.5%        (395)      -2.4%          (3)      0.0%      (2,973)   -10.1%
    Depreciation & amortization                1,154      6.2%       1,315        7.8%       2,552       8.1%       2,626      8.9%
    Impairment and other non-cash charges          -      0.0%       1,212        7.2%           -       0.0%       1,212      4.1%
    Other gains and (losses), net              1,991     10.7%          (1)       0.0%       1,886       6.0%           3      0.0%



                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                         SUPPLEMENTAL FINANCIAL RESULTS
                                    Unaudited
                    (in thousands, except operating metrics)



ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND
AMORTIZATION ("ADJUSTED EBITDA") AND CONSOLIDATED CASH
FLOW ("CCF") RECONCILIATION:               THREE MONTHS ENDED JUNE.30                 SIX MONTHS ENDED JUN. 30,
                                       -----------------   -----------------   --------------------    ---------------------
                                            2005                2004                 2005                   2004
                                         $       MARGIN       $      MARGIN      $          MARGIN       $        MARGIN
                                       -----------------   -----------------   --------------------    ---------------------
    Gain on sale of Ryman Auditorium
    parking lot                          (2,077)   -11.1%          -    0.0%      (2,077)      -6.6%           -       0.0%
                                       ------------------  -----------------   ---------------------   ---------------------
  CCF                                   $ 3,221     17.2%    $ 2,131   12.7%    $  2,358        7.5%    $    868       3.0%
                                       ==================  =================   =====================   =====================

Corporate and Other segment
  REVENUE                               $   128              $    78            $    275                $    126
  OPERATING LOSS                        (10,145)             (11,619)            (19,911)                (23,062)
    Depreciation & amortization           1,059                1,163               2,061                   2,560
    Non-cash naming rights for
    Gaylord Arena                             -                  224                  64                     448
    Other gains and (losses), net           887                  802               3,428                   1,689
    Gain on sale of songs.com                 -                    -                (926)                      -
    Gain on sale of assets                    -                    -                (825)                      -
                                       ------------------   ----------------   ---------------------   ---------------------
  CCF                                   $(8,199)             $(9,430)          $ (16,109)               $(18,365)
                                       ==================   ================   =====================   =====================


(1) Under the terms of Gaylord's bond indentures and credit facility, non recurring costs and expenses related to the merger of ResortQuest and Gaylord Entertainment in Nov. 2003 are excluded from the calculation of Consolidated Cash Flow ("CCF"). Non-recurring ResortQuest integration charges include severance payments, rebranding expenses, technology integration charges and other related non-recurring expenses related to the merger, not to exceed a total of $10 million.

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                         SUPPLEMENTAL FINANCIAL RESULTS
                                    Unaudited
                    (in thousands, except operating metrics)


                                                       ----------------------------------------------------------------------------
                                                            THREE MONTHS ENDED JUNE 30,             SIX MONTHS ENDED JUNE 30,
                                                       ----------------------------------------------------------------------------
                                                              2005           2004                   2005                2004
                                                       ---------------   ----------------    -----------------    -----------------
HOSPITALITY OPERATING METRICS:

GAYLORD HOSPITALITY SEGMENT

Occupancy                                                         76.4%              73.5%                75.0%                71.2%
Average daily rate (ADR)                               $        150.91   $         143.16    $          149.94    $          147.11
RevPAR                                                 $        115.30   $         105.26    $          112.48    $          104.76
OtherPAR                                               $        150.78   $         125.96    $          150.34    $          125.09
Total RevPAR                                           $        266.08   $         231.22    $          262.82    $          229.85


Revenue                                                $       147,678   $        128,024    $         290,179    $         223,283
CCF                                                    $        40,610   $         30,308    $          80,056    $          56,058
CCF Margin                                                        27.5%              23.7%                27.6%                25.1%

GAYLORD OPRYLAND

Occupancy                                                         77.0%              76.2%                73.0%                68.3%
Average daily rate (ADR)                               $        141.24   $         143.00    $          134.05    $          139.33
RevPAR                                                 $        108.69   $         109.03    $           97.88    $           95.20
OtherPAR                                               $        117.69   $         104.17    $          111.55    $           95.33
Total RevPAR                                           $        226.38   $         213.20    $          209.43    $          190.53

Revenue                                                $        59,309   $         55,895    $         109,170    $          99,903
CCF                                                    $        15,941   $         16,050    $          25,726    $          22,783
CCF Margin                                                        26.9%              28.7%                23.6%                22.8%

GAYLORD PALMS

Occupancy                                                         76.5%              77.3%                83.4%                82.1%
Average daily rate (ADR)                               $        173.26   $         162.61    $          175.41    $          176.17
RevPAR                                                 $        132.60   $         125.71    $          146.27    $          144.72
OtherPAR                                               $        213.16   $         176.85    $          225.60    $          201.08

Total RevPAR                                           $        345.76   $         302.56    $          371.87    $          345.80


Revenue                                                $        44,239   $         38,712    $          94,635    $          88,487

CCF                                                    $        13,362   $         10,473    $          32,258    $          29,288

CCF Margin                                                        30.2%              27.1%                34.1%                33.1%

GAYLORD TEXAN

Occupancy                                                         75.7%              64.0%                72.5%                64.0%
Average daily rate (ADR)                                $       161.01             135.75               164.79               135.75

RevPAR                                                  $       121.84   $          86.91    $          119.55    $           86.91

OtherPAR                                                $       183.50   $         143.25    $          181.91    $          143.25

Total RevPAR                                            $       305.34   $         230.16    $          301.46    $          230.16


Revenue                                                 $       41,985   $         31,299    $          82,447    $          31,299

CCF                                                     $       10,725   $          3,153    $          21,144    $           3,153

CCF Margin                                                        25.5%              10.1%                25.6%                10.1%

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                         SUPPLEMENTAL FINANCIAL RESULTS
                                    Unaudited
                    (in thousands, except operating metrics)


                                           --------------------------------------     --------------------------------------
                                                THREE MONTHS ENDED JUNE 30,                 SIX MONTHS ENDED JUNE 30,
                                           --------------------------------------     --------------------------------------
                                                 2005                2004                   2005                 2004
                                           -----------------   ------------------     -----------------    -----------------
NASHVILLE RADISSON AND OTHER (1)

Occupancy                                              74.1%                77.0%                 67.5%                65.6%
Average daily rate (ADR)                          $   87.86            $   84.48             $   87.69            $   82.65
RevPAR                                            $   65.14            $   65.04             $   59.20            $   54.22
OtherPAR                                          $   12.64            $   11.75             $   12.40            $   10.68
Total RevPAR                                      $   77.78            $   76.79             $   71.60            $   64.90

Revenue                                           $   2,145            $  2,118              $   3,927            $   3,594
CCF                                               $     582            $     632             $     928            $     834
CCF Margin                                             27.1%                29.8%                 23.6%                23.2%

GAYLORD HOSPITALITY SEGMENT ("SAME STORE", EXCLUDES THE GAYLORD TEXAN FOR SIX MONTHS ENDED JUNE 30)

Occupancy                                              76.4%                73.5%                 75.8%                72.4%
Average daily rate (ADR)                          $  150.91            $  143.16             $  145.26            $  148.75
RevPAR                                            $  115.30            $  105.26             $  110.15            $  107.66
OtherPAR                                          $  150.78            $  125.96             $  139.95            $  122.14
Total RevPAR                                      $  266.08            $  231.22             $  250.10            $  229.80

Revenue                                           $ 147,678            $ 128,024             $ 207,732            $ 191,984
CCF                                               $  40,610            $  30,308             $  58,912            $  52,905
CCF Margin                                             27.5%                23.7%                 28.4%                27.6%

RESORTQUEST OPERATING METRICS:

RESORTQUEST SEGMENT

Occupancy                                              49.3%                51.9%                 54.3%                55.4%
ADR                                               $  162.47            $  149.59             $  152.14            $  138.67
RevPAR                                            $   80.04            $   77.62             $   82.57            $   76.87
Total Units                                          18,798               17,507                18,798               17,507



(1) Includes other hospitality revenue and expense

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                  RECONCILIATION OF FORWARD-LOOKING STATEMENTS
                                    Unaudited
                    (in thousands, except operating metrics)

    ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("ADJUSTED EBITDA") AND CONSOLIDATED CASH FLOW ("CCF") RECONCILIATION:

                                                                                    GUIDANCE RANGE
                                                                               LOW                  HIGH
                                                                      --------------------- ---------------------
                                                                         FULL YEAR 2005        FULL YEAR 2005
Consolidated
  ESTIMATED OPERATING INCOME (LOSS)                                    $            24,300   $            37,300
    Estimated Depreciation & amortization                                           84,900                84,900
                                                                      -------------------------------------------
  ESTIMATED ADJUSTED EBITDA                                            $           109,200   $           122,200
    Estimated Pre-opening costs                                                      5,000                 5,000
    Estimated Non-cash lease expense                                                 6,600                 6,600
    Estimated Non-cash naming rights for Gaylord Arena                                   -                     -
    Estimated Non-recurring merger costs                                             1,500                 1,500
    Estimated Gains and (losses), net                                                1,700                 1,700
                                                                      --------------------- ---------------------
  ESTIMATED CCF                                                        $           124,000   $           137,000
                                                                      ===================== =====================

Hospitality segment
  ESTIMATED OPERATING INCOME (LOSS)                                    $            58,400   $            65,400
    Estimated Depreciation & amortization                                           65,000                65,000
                                                                      --------------------- ---------------------
  ESTIMATED ADJUSTED EBITDA                                            $           123,400   $           130,400
    Estimated Pre-opening costs                                                      5,000                 5,000
    Estimated Non-cash lease expense                                                 6,600                 6,600
    Estimated Gains and (losses), net                                                    -                     -
                                                                      --------------------- ---------------------
  ESTIMATED CCF                                                        $           135,000   $           142,000
                                                                      ===================== =====================

ResortQuest segment
  ESTIMATED OPERATING INCOME (LOSS)                                    $               500   $             8,500
    Estimated Depreciation & amortization                                           10,000                10,000
                                                                      --------------------- ---------------------
  ESTIMATED ADJUSTED EBITDA                                            $            10,500   $            18,500
    Estimated Non-recurring merger costs                                             1,500                 1,500
    Estimated Gains and (losses), net                                                    -                     -
                                                                      --------------------- ---------------------
  ESTIMATED CCF                                                        $            12,000   $            20,000
                                                                      ===================== =====================

Opry and Attractions segment
  ESTIMATED OPERATING INCOME (LOSS)                                    $             1,600   $             4,600
    Estimated Depreciation & amortization                                            5,400                 5,400
                                                                      --------------------- ---------------------
  ESTIMATED ADJUSTED EBITDA                                            $             7,000   $            10,000
    Estimated Gains and (losses), net                                                    -                     -
                                                                      --------------------- ---------------------
  ESTIMATED CCF                                                        $             7,000   $            10,000
                                                                      ===================== =====================

Corporate and Other segment
  ESTIMATED OPERATING INCOME (LOSS)                                    $           (36,200)  $           (41,200)
    Estimated Depreciation & amortization                                            4,500                 4,500
                                                                      --------------------- ---------------------
  ESTIMATED ADJUSTED EBITDA                                            $           (31,700)  $           (36,700)
    Estimated Non-cash naming rights for Gaylord Arena                                   -                     -
    Estimated Gains and (losses), net                                                1,700                 1,700
                                                                      --------------------- ---------------------
  ESTIMATED CCF                                                        $           (30,000)  $           (35,000)
                                                                      ===================== =====================

